SPINDLE, INC.

2014 CONSULTANTS’ COMPENSATION PLAN

1.            Purpose of Plan. This SPINDLE, INC. 2014 CONSULTANTS’ COMPENSATION PLAN (the “Plan”) of Spindle, Inc., a Nevada corporation (the “Company”), is for the purpose of compensating certain consultants and advisors of the Company, including but not limited to attorneys, for services rendered to the Company.

2.            Definitions. For Plan purposes the following terms shall have the meanings set forth below:

“Recipient” shall mean any consultant or advisor that is a natural person and has provided bona fide services to the Company; provided, that such services shall not include any services provided in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for the registrant’s securities.

“Board” shall mean the Board of Directors of the Company.

“Committee” shall mean the Compensation Committee of the Board, or such other committee of the Board duly appointed by the Board from time to time, which shall be designated by the Board to administer the Plan, or the Board if no such committee has been established.  The Committee shall be composed of two or more persons.

“Common Stock” shall mean the Company’s common stock, $0.001 par value per share, or, in the event that the outstanding common stock of the Company is hereafter changed into or exchanged for other capital stock or securities of the Company or any other issuer, such other capital stock or securities.

“Stock Value” shall mean the value per share of the Common Stock determined by the Committee in good faith using any manner as it may determine to be equitable for Plan purposes or as is required by applicable laws or regulations.

3.            Administration of the Plan.

3.1           The Committee shall administer the Plan and accordingly, it shall have full power to grant Common Stock to any Recipient, construe and interpret the Plan, establish rules and regulations and perform all other acts, including the delegation of administrative responsibilities, it believes reasonable and proper.

3.2           The determination of those eligible Recipients to receive Common Stock, and the amount, type and timing of each issuance shall rest in the sole discretion of the Committee, subject to the provisions of the Plan.

3.3           The Board, or the Committee, may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem necessary to carry it into effect.

3.4           Any decision made, or action taken, by the Committee or the Board arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive.

3.5           Meetings of the Committee shall be held at such times and places as shall be determined by the Committee.  A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of those members present at any meeting shall decide any question brought before that meeting.  In addition, the Committee may take any action otherwise proper under the Plan by the affirmative vote, taken without a meeting, of a majority of its members.

3.6           No member of the Committee shall be liable for any act or omission of any other member of the Committee or for any act or omission on his or her own part, including, but not limited to, the exercise of any power or discretion given to him or her under the Plan, except those resulting from his or her own gross negligence or willful misconduct.

4.           Shares Subject to the Plan. The total number of shares of Common Stock available for issuance under the Plan shall be 4,000,000 shares of Common Stock (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events).

5.            Award of Common Stock.

5.1           The Board or Committee from time to time, in its absolute discretion, may award Common Stock to a Recipient for services rendered.

5.2           Common Stock shall be issued only pursuant to duly adopted resolutions of the Committee that shall set forth the applicable Stock Value and the consideration provided by the Recipient for such award of Common Stock.

5.3           Upon issuance of the shares of Common Stock to a Recipient, the Recipient shall have all the rights of a stockholder with respect to said shares, including the right to receive all dividends and other distributions paid or made with respect to the Common Stock.

6.           Registration Statement.  The Company shall file a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) registering the 4,000,000 shares of Common Stock underlying the Plan (subject to adjustment for any stock splits or combinations, stock dividends, recapitalizations or similar events) prior to any issuance of Common Stock hereunder.

7.           Government and Other Regulations. The obligation of the Company to issue, transfer and deliver Common Stock under the Plan shall be subject to all applicable laws, regulations, rules, orders and approval which shall then be in effect and required by the relevant stock exchanges or trading markets on which the shares of Common Stock are traded and by government entities as set forth below or as the Committee in its sole discretion shall deem necessary or advisable.

8.           Miscellaneous Provisions

8.1           Any expenses of administering this Plan shall be borne by the Company, including, without limitation, the costs and expenses associated with the preparation and filing of a registration statement on Form S-8 covering the shares of Common Stock issuable hereunder.

8.2           The place of administration of the Plan shall be in the State of Arizona, or such other place as determined from time to time by the Board, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Nevada.

8.3           In addition to such other rights of indemnification as they may have as members of the Board or the Committee, the members of the Committee shall be indemnified by the Company against all costs and expenses reasonably incurred by them in connection with any action, suit or proceeding to which they or any of them may be party by reason of any action taken or failure to act under or in connection with the Plan against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of bad faith;  provided that upon the institution of any such action, suit or proceeding a Committee member shall, in writing, give the Company notice thereof and an opportunity, at its own expense, to handle and defend the same, with counsel reasonably acceptable to the Recipient,  before such Committee member undertakes to handle the defense thereof on his or her own behalf.

9.           Written Agreement. The Common Stock issued hereunder shall be embodied in a Committee resolution which shall be deemed to constitute a written stock compensation agreement between the Company and the Recipient, subject to the terms and conditions of this Plan,   and shall be signed by the Recipient and by the Chief Executive Officer, President or Chief Financial Officer of the Company, for and in the name and on behalf of the Company.

As approved by the Board of Directors of Spindle, Inc.
Dated: June 4, 2014
	By:	/s/ William Clark
William Clark, CEO

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